EXHIBIT 10.12

Translation from the Russian Language

MINUTES OF THE MEETING BETWEEN THE LIMITED LIABILITY COMPANY
“TPA” AND NUCON INC. - PRINCIPLES OF COOPERATION

12 December 2005	Moscow, RF

SUBJECT OF THE MEETING

Limited Liability Company “Truboprovodnaya armatura”, St. Petersburg, Russia, and the company Nucon Inc., Nevada, U.S.A. (hereinafter referred to as the “Parties”) held a meeting on 12 December 2005 in Moscow. RF. On behalf of Limited Liability Company “Truboprovodnaya armatura” took part A.V. Varikin and A.E. Slepzov, on behalf of Nucon Incparticipated A.S. Stepanenko. During the meeting the Parties agreed upon the following main principles of cooperation between the companies.

SUBJECT OF AGREEMENT ON THE PRINCIPLES OF COOPERATION

Under this agreement the Limited Liability Company “Truboprovodnaya armatura”, St. Petersburg, Russia, (hereinafter referred to as “TPA”) and the company Nucon Inc., Nevada, U.S.A. (hereinafter referred to as “NUCON”) have agreed upon the main principles of cooperation in the area of inner-Russian, export and import deliveries of industrial equipment belonging to the nomenclature of TPA, in particular pipe fittings and relevant spare parts, compressor and pump equipment and relevant spare parts. Under this cooperation NUCON shall identify possible customers of services and/or equipment of TPA nomenclature and attract such customers to buy services and/or equipment from TPA. TPA shall pay in due form for the services of NUCON and implement the delivery of equipment and/or services contracted for with the assistance of NUCON.

PARAMETERS OF THE AGREEMENT

This Agreement serves as a basis for the elaboration of rules, traditions, financial parameters, the establishment of the areas of cooperation, the development of a list of contractors and other details which shall enter into force upon concluding a short-term and/or long-term commission agreement between NUCON and PTA, the Parties intend to sign in 2006. The Parties intend to sign the short-term agreement early in 2006 for the period from 15.01.2006 to 15.06.2006. This agreement may be extended or replaced by one with a longer term.

MARKETS OF COOPERATION

This agreement preliminarily determines the main areas of activities under the commission agreement of NUCON while searching, identifying and attracting potential customers not intersecting with existing clients of TPA: group “Rosenergoatom”; companies of the Federal Authority for Nuclear Energy of the RF;

water-supply companies; projects build or developed on the territory of the RF with the assistance of the US Energy Department and the US Department of Defence; mining and chemical combine, Sheleznogorsk. In addition to the areas of activities mentioned before, NUCON may search, identify and attract customers for TPA in third countries. The parties shall jointly elaborate a List of Customers attracted to PTA which shall be annexed to the commission agreement. When a company, project or capital is attracted to the purchases TPA and NUCON will include this customer into the List of Customers attracted TPA. Any financial turnover under the commission agreement or any direct contract of TPA with such customers concerning the delivery of equipment and/or services entitles NUCON to receive a remuneration.

REMUNERATION AND PAYMENT TO NUCON

This agreement also determines the principles of the main financial parameters of the perspective commission agreement between TPA and NUCON in the search, identification and attraction of potential customers of TPA. TPA shall pay NUCON 2.5% of the return of each deal with a customer of the List of Customers attracted to PTA. In addition to the percentage of the returns PTA shall make a monthly payment of 500 EURO upon receipt of an invoice of NUCON to cover operational costs of NUCON related to the identification of potential customers of services and/or equipment of the nomenclature of TPA and in attracting these customers to buy services and/or equipment from PTA.

On behalf of Limited Liability	On behalf of NUCON Inc.
Company “Truboprovodnaya armatura”
Dirctor General A.V. Varakin	Chief Operations Officer A.S. Stepanenko

/s/ Dirctor General A.V. Varakin	/s/ A.S. Stepanenko